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EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statements of Southwall Technologies Inc. on Form S-8 Nos. 33-28599 (filed on May 9, 1989), 33-37247 (filed on October 11, 1990), 33-42753 (filed on September 16, 1991), 33-51758 (filed on September 8, 1992), 33-82138 (filed on July 28, 1994), 333-34287 (filed August 25, 1997), 333-66277 (filed on October 28, 1998), 333-79359 (filed on May 26, 1999), 333-38530 (filed on June 2, 2000), and 333-69486 (filed on September 17, 2001), of our reports dated March 4, 2002, except as to Note 4, which is dated as of March 29, 2002, relating to the consolidated financial statements and financial statement schedule, which appear in the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K.

PricewaterhouseCoopers LLP

San Jose, California
April 1, 2002

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS